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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 8, 2006

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, PowerCold Corporation (“PowerCold” or the “Company”) requested a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff's determination that PowerCold was delinquent in its reporting requirements for continued listing as set forth in NASDAQ Rule 6530. The hearing took place on November 2, 2006. On November 6, 2006, PowerCold received notice that the Nasdaq Listing Qualifications Hearings Panel has determined that the Company’s securities were not eligible for continued quotation on the OTCBB and will delete all quotations of the Company’s securities on the OTCBB effective with the open of business on Wednesday, November 8, 2006. At this time, the Company does not intend to take any action to appeal the Nasdaq Listing Qualifications Hearings Panel’s decision and therefore PowerCold expects that its common stock will be quoted on the “Pink Sheets”. OTC equity securities can be quoted on the Pink Sheets Electronic Quotation Service. The Company cannot, however, provide any assurance that its common stock will be quoted on the Pink Sheets, or in any other quotation service, following the delisting from OTCBB.

The Company plans to exercise diligent efforts to satisfy any deficiencies cited by the Nasdaq Listing Qualifications Hearing Panel’s decision, but there is no assurance that it will be successful in doing so.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chairman and CEO

Date: November 8, 2006